Exhibit 10.50

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

December 3, 2010

Edward Lanphier

President and Chief Executive Officer

Sangamo BioSciences, Inc.

501 Canal Blvd, Suite A100

Richmond, CA 94804

Re: RESEARCH AND COMMERCIAL LICENSE OPTION AGREEMENT MANUFACTURE AND SUPPLY OF ZFP PRODUCTS 2011

Dear Edward:

This will confirm the structured pricing platform for supply of ZFP Products by Sangamo BioSciences, Inc. (“Sangamo”) to Dow AgroSciences LLC (“DAS”) in 2011. This letter amends that certain Research and Commercial License Option Agreement between DAS and Sangamo, dated as of October 1, 2005, as amended (the “Agreement”). Any capitalized terms used in this letter but not defined herein shall have the meaning given to such terms in the Agreement.

For supply of ZFP Products in 2011 DAS will pay Sangamo $[***] in four equal installments of $[***] due on January 1, April 1, July 1 and September 1, 2011. Sangamo will send invoices and DAS will pay within thirty (30) days of receiving each invoice. These payments are guaranteed and non-refundable, and entitle DAS (or Sublicensees authorized by DAS) to order and receive from Sangamo ZFP Products for [***] ([***]) targets in 2011, subject to the limitation that Sangamo will not be required to supply DAS with ZFP Products for more than [***] ([***]) targets in any calendar quarter, nor more than [***] ([***]) targets in any month. Subject to the same limitation, Sangamo will supply ZFP Products for up to [***] ([***]) additional targets per year for $[***] per target. After reasonable commercial effort in designing ZFPs or ZFNs, Sangamo may declare a target as “unworkable.” Sangamo will notify DAS in a timely manner, will not be reimbursed for its efforts on the unworkable target, and the unworkable target is not included in the number of targets DAS or its Sublicensees may order from Sangamo.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Sangamo will send invoices and DAS will pay within thirty (30) days of receiving each invoice. After the initial [***] targets have been ordered, the cost for each additional target will be added to the next quarterly invoice sent after the ZFP Product for that target has been delivered.

Please confirm Sangamo’s agreement by signing below and returning a signed copy of this letter.

Sincerely,

/S/ Antonio Galindez
Antonio Galindez
President and CEO

Agreed:

Sangamo BioSciences, Inc.

By:	/S/ H. Ward Wolff

Name:	H. Ward Wolff

Title:	EVP & CFO

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION